EXHIBIT 99.2

IN THE SUPERIOR COURT OF FULTON COUNTY
STATE OF GEORGIA

FRANK FROHMAN, derivatively on behalf of Aaron’s, Inc., Plaintiff, vs. RONALD W. ALLEN, ET AL., Defendants, -and- AARON’S, INC., Nominal Defendant. _____________________________________	: : : : : : : : : : : : : : : :	Civil Action No.: 2014-CV-245817

STIPULATION OF SETTLEMENT
Subject to the approval of the Court, this Stipulation of Settlement dated as of August 5, 2014 (the “Stipulation”) is made and entered into by and among the following: (i) Plaintiff (as defined in ¶ 16(m)), on behalf of himself and derivatively on behalf of Aaron’s Inc. (“Aaron’s” or “the Company”), Plaintiff’s Counsel (as defined in ¶ 16(n)), and (ii) the Defendants (as defined in ¶ 16(d)), by and through their respective counsel of record in the above-captioned shareholder derivative action (the “Action”). The Stipulation is intended by the Settling Parties (as defined in ¶ 16(q)) to fully, finally, and forever resolve, discharge, and settle the Released Claims (as defined in ¶ 16(o)), upon and subject to the terms and conditions hereof. The proposed settlement contemplated by this Stipulation is referred to herein as the “Settlement.”

FACTUAL BACKGROUND

1.The Action is a shareholder derivative suit in which Plaintiff asserts claims on behalf of nominal corporate defendant Aaron’s, a Georgia corporation, against certain of its current and former directors and executive officers arising out of the directors’ and officers’ alleged breaches of fiduciary duty and abuse of control.
2.    On April 11, 2014, Frank Frohman (“Plaintiff”) issued a written demand pursuant to Georgia law to Aaron’s Board of Directors (the “Board”) demanding that the Board undo certain recently adopted corporate governance measures and change other existing corporate governance practices, which Plaintiff believed were not in the best interest of Aaron’s (“the Demand”).
3.    On May 1, 2014, Plaintiff filed his initial Verified Shareholder Derivative Complaint (the “Initial Compliant”) in the Superior Court of Fulton County, Georgia (Civil Action No. 2014-CV-245817) alleging, inter alia, that the Board had taken steps to unlawfully entrench its current members and that Aaron’s faced a threat of irreparable harm. Plaintiff further alleged that the Demand was wrongfully refused.
4.    On May 15, 2014, Plaintiff filed his Amended Verified Shareholder Derivative Complaint (the “Amended Complaint”) alleging that members of the Board had taken actions that further violated their fiduciary duties, including new claims relating to Aaron’s proxy materials issued in advance of its annual meeting of shareholders held on June 10, 2014.
5.    On May 21, 2014, Plaintiff filed an Emergency Motion For Temporary Restraining Order or Interlocutory Injunction, seeking to enjoin Aaron’s 2014 annual meeting of shareholders until such time as the Company’s proxy material were supplemented with additional information (the “Injunction Motion”). On May 28, 2014, Defendants filed a consolidated opposition to Plaintiff’s Injunction Motion. On May 29, 2014, after hearing oral argument from the Settling Parties, the Court denied Plaintiff’s Injunction Motion. On June 2, 2014, the Court entered a written Order denying the Injunction Motion.
6.    On June 4, 2014, Aaron’s filed its Motion to Dismiss Verified Amended Shareholder Derivative Complaint and the Individual Defendants, on the same day, separately filed their Motion to Dismiss Verified Amended Shareholder Derivative Complaint (collectively, the “Motions to Dismiss”).
7.    Thereafter, the Settling Parties initiated discussions on the possibility of resolving the Action through settlement.
8.    On July 7, 2014, the Court entered an Order extending the time for Plaintiff to oppose the Defendants’ Motions to Dismiss to allow the parties to continue their settlement discussions.
9.    Over a period of several weeks, the Settling Parties engaged in arm’s-length settlement negotiations that included written settlement demands and numerous telephone conferences, aimed at reaching a full and final Settlement of the claims asserted in the Action and the Demand.
10.    On July 18, 2014, counsel for the Settling Parties reached a conditional agreement in principal as to the Corporate Governance Reforms described below in Exhibit A. Thereafter, the Settling Parties continued their discussions regarding an appropriate award of attorney’s fees to be paid to Plaintiff’s Counsel. On July 21, 2014, the Settling Parties reached agreement on the Fee Award (as defined in ¶ 16(g)). The Settling Parties continued

to work together to memorialize the remaining terms of the Settlement as now set forth in the Stipulation.
11.    Prior to issuing the Demand and initiating the Action, and during the pendency of the Action, Plaintiff’s Counsel conducted an investigation into the substance of the allegations and claims asserted, but not limited to: (1) inspecting, analyzing, and reviewing Aaron’s public filings with the U.S. Securities and Exchange Commission (the “SEC”), press releases, announcements, transcripts of investor conference calls, and news articles; (2) drafting and filing the Complaint, the Amended Complaint and the Motion for Injunction; (3) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; (4) researching corporate governance issues; and (5) participating in extensive settlement discussions with Defendants’ Counsel. Based on this investigation, an analysis of applicable law, and other events, Plaintiff’s Counsel and Plaintiff have concluded that the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of the Settling Parties, Aaron’s, and Current Aaron’s Shareholders.
12.    Plaintiff’s Counsel believe that the claims asserted in the Action have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial and appeal(s), Plaintiff has concluded that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Plaintiff and Plaintiff’s Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the

Action against the Individual Defendants through trial and through possible appeal(s). Plaintiff’s Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Based on their evaluation, Plaintiff and Plaintiff’s Counsel have determined that the Settlement is in the best interests of Plaintiff, Aaron’s, and Current Aaron’s Shareholders (as defined herein).
13.    Plaintiff has entered into the Stipulation and Settlement after taking into account, among other things: (a) the substantial benefits of the Settlement to Aaron’s and Current Aaron’s Shareholders that Plaintiff believes will result from the implementation of the Corporate Governance Reforms described in Exhibit A; (b) the risks of continued litigation; and (c) the conclusion of Plaintiff’s Counsel that the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of Plaintiff, Aaron’s, and Current Aaron’s Shareholders.
14.    The Settling Parties recognize that the Demand was issued, the Action was litigated in good faith, and that the Action is being voluntarily settled after advice of counsel. The Settling Parties believe that the terms of the Settlement are fair, reasonable, and adequate and have benefited or will benefit Aaron’s and Current Aaron’s Shareholders. The Stipulation shall not be construed or deemed to be a concession by Plaintiff of any infirmity of any of the allegations or claims asserted in the Demand or the Action, nor shall it be construed or deemed to be evidence of or an admission or concession on the part of the Defendants with respect to any claim or of any fault, liability, wrongdoing, or damage whatsoever, or any infirmity in the defenses that the Defendants have or could have asserted.

15.    The Defendants have denied, and continue to deny, any liability or wrongdoing with respect to any and all claims and contentions alleged in the Action, the Demand, or otherwise by Plaintiff or Plaintiff’s counsel. The Defendants also have denied and continue to deny, inter alia, allegations that Plaintiff, Aaron’s, or its shareholders have suffered damages, or that Plaintiff, Aaron’s or its shareholders were harmed by the conduct alleged in the Action, or the in the Demand. While maintaining their innocence of any fault or wrongdoing, and without conceding any infirmity in their defenses against the claims alleged in the Action or in the Demand, the Defendants consider it desirable that this Action be dismissed, subject to the terms and conditions specified herein, because the Settlement will eliminate the substantial burden, expense, inconvenience, and distraction of continued litigation and will dispel any uncertainty that may exist as a result of the pendency of the Action.

TERMS OF THE STIPULATION AND
AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by Plaintiff (for himself and derivatively on behalf of Aaron’s) and the Defendants, by and through their respective counsel or attorneys of record, that, subject to approval of the Court pursuant to O.C.G.A. §14-2-745, the Released Claims (as defined in ¶ 16(o)) shall be completely, fully, finally, and forever compromised, settled and released, and the Action shall be dismissed with prejudice upon and subject to the terms and conditions set forth herein.
16.    For purposes of this Stipulation:

a.    The “Action” means Civil Action No.: 2014-CV-245817, styled as Frohman v. Allen, et al., in the Superior Court of Fulton County, State of Georgia.
b.    The “Court” means the Superior Court of Fulton County, State of Georgia, the Honorable John J. Goger presiding.
c.    “Current Aaron’s Shareholders” means all record and beneficial owners of Aaron’s common stock as of August 5, 2014, who continue to hold their shares through the date the Judgment is entered.
d.    “Defendants” mean nominal corporate defendant Aaron’s (and any of its subsidiaries, affiliates, agents, successors and assigns) and the Individual Defendants (defined below).
e.    “Defendants’ Counsel” means John L. Latham of Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309.
f.    “Effective Date” means the first date by which all of the events and conditions specified in Paragraph 28 below have occurred or have been satisfied.
g.    “Fee Award” means the agreed-to sum to be paid to Plaintiff’s Counsel for their attorneys’ fees and expenses, the terms of which are detailed in Paragraphs 31 to 36, subject to Court approval, in recognition of the substantial benefits conferred upon Aaron’s and Current Aaron’s Shareholders as a result of the Settlement.
h.    “Individual Defendants” means Ronald W. Allen, Gilbert L. Danielson, Ray M. Robinson, Kathy T. Betty, Leo Benatar, John B. Schuerholz, Cynthia N. Day, Hubert L. Harris, Jr. and David L. Kolb.
i.    “Judgment” means the Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit D.

j.    “Notice to Current Aaron’s Shareholders” or “Notice” means the Notice of Settlement of Shareholder Action and Settlement Hearing, substantially in the form of Exhibit C attached hereto.
k.    “Notices” refers collectively to the Notice and the Summary Notice (defined herein).
l.    “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
m.    “Plaintiff” means Frank Frohman.
n.    “Plaintiff’s Counsel” means Corey D. Holzer and Marshall P. Dees of Holzer & Holzer, LLC, 1200 Ashwood Parkway, Suite 410, Atlanta, Georgia 30338.
o.    “Released Claims” shall collectively mean all claims (including “Unknown Claims” as defined in ¶ 16(t)), demands, rights, actions or causes of action of every nature and description whatsoever, rights, liabilities, damages, losses, obligations, judgments, suits, matters, and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, that have been, could have been, or in the future could or might be asserted in the Action or in any court, tribunal, or proceeding (including, but not limited to, any claims arising under federal or state statute, rule, regulation, or principle of common law relating to alleged fraud, breach of fiduciary duty, bad faith, negligence, or gross negligence) by Plaintiff, Aaron’s, or by any Current Aaron’s Shareholder on behalf of Aaron’s, against any or all Released Persons, which have arisen, could have arisen, arise now, or hereafter arise out of, or relate in any manner to the claims, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, or failures to act that were alleged or could have been alleged in the Action, the Demand, or any of the complaints filed at any time in the Action, or that relate to or pertain in any respect to Plaintiff’s allegations or claims for relief.
p.    “Released Persons” means each and all of the Defendants and any of Aaron’s past or present directors, emeritus directors, officers, employees, agents, or representatives, including any of their families, employees, attorneys, accountants, financial advisors, insurers, consultants, agents, estates, partners, predecessors, successors, assigns, and heirs, and any entities in which any of the Defendants has a controlling interest.
q.    “Settling Parties” means each of the Defendants, Plaintiff, individually on behalf of himself and derivatively on behalf of Aaron’s, and the Current Aaron’s Shareholders, derivatively on behalf of Aaron’s.
r.    “Settlement Hearing” means a hearing by the Court to review this Stipulation and determine: (i) whether to enter the Judgment; and (ii) all other matters properly before the Court.
s.    “Summary Notice” means the Summary Notice to Current Aaron’s Shareholders, substantially in the form of Exhibit E attached hereto.
t.    “Unknown Claims” means any Released Claims that any party granting a release does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Settling Parties and Aaron’s shall expressly waive or shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code § 1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his settlement with the debtor.

Upon the Effective Date, the Settling Parties and Aaron’s shall expressly waive, or shall be deemed to have, and by operation of the Judgment shall have, expressly waived, any and all provisions, rights, and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542. The Settling Parties or Aaron’s may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, the Settling Parties and Aaron’s, shall expressly settle and release or shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge or shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.
SETTLEMENT OF THE DERIVATIVE CLAIMS
17.    Following the issuance of the Demand and the initiation, prosecution, and Settlement of the Action and, as part of the Company’s overall decision to enhance its corporate governance provisions, Aaron’s and/or the Board have agreed to adopt various Corporate Governance Reforms set forth in Exhibit A hereto. These measures relate to the structure and composition of the Board, the independence of Board members, and the Board’s and management’s review and oversight of legal and regulatory matters. Subject to Paragraph 19 below, Aaron’s agrees that each of the corporate governance and compliance provisions set forth at Exhibit A shall be maintained and enforced in all material respects for at least five (5) years from the Effective Date or until such earlier time, if any, as the Company ceases to be a separately traded public corporation.
18.    Plaintiff believes that the corporate governance and process measures set forth in Exhibit A address the allegations and issues that were or could have been raised in the Action and the Demand, and Defendants acknowledge that these measures were implemented as a result of the issuance of the Demand and the initiation, prosecution, and Settlement of the Action. The Settling Parties further acknowledge that these corporate governance and oversight measures will formalize good management and governance of Aaron’s and have or will substantially benefit Aaron’s and Current Aaron’s Shareholders.

19.    Should, in the good faith judgment of the Board, any of the foregoing provisions set forth in Exhibit A violate or conflict with any law, rule, regulation (including, but not limited to, New York Stock Exchange listing requirements), judgment, order or decree, subsequently adopted amendments to the Company’s by-laws or articles of incorporation approved by the Company’s shareholders, or any regulatory directives or guidance, the Company may cease performing such provision. If at a future time, the Board believes, in good faith, that a modification is in the best interests of the shareholders, the Board may modify any measure set forth in Exhibit A, upon a majority vote of the independent Board members, after seeking legal advice on the modification, and with advance notice to Plaintiff’s counsel herein.
20.    Subject to the Court’s approval of the Settlement, Defendants agree to pay $200,000.00 in connection with the award to Plaintiff’s Counsel of the Fee Award as set forth in Paragraphs 31-36 below.
21.    Defendants agree not to oppose Plaintiff’s belief that the issuance of the Demand and the initiation, prosecution, and Settlement of the Action were factors in the Company’s overall decisions to modify its corporate governance provisions in ways that are consistent with the terms of the Demand, which Plaintiff believes have or will confer substantial benefits upon the Company and Current Aaron’s Shareholders.

RELEASES

22.    Upon the Effective Date (as defined in ¶ 16(f)), Plaintiff, Aaron’s, and Current Aaron’s Shareholders shall be deemed to have, and by operation of the Judgment shall have,

fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons.
23.    Upon the Effective Date (as defined in ¶ 16(f)), each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, settlement, or resolution of the Action or the Demand.
24.    These releases shall not be construed to limit or release any claims to enforce the terms of this Stipulation.

SUBMISSION AND APPLICATION TO THE COURT; SHAREHOLDER NOTICE

25.    Within five (5) business days of the complete execution of this Stipulation, Plaintiff shall submit this Stipulation and its Exhibits to the Court and will apply to the Court for an order to be entered substantially in the form attached hereto as Exhibit B (the “Preliminary Order”), which shall include provisions:
a.    scheduling the Settlement Hearing to obtain final Court approval of the Settlement, at which time the Court will consider: (i) whether the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of Aaron’s and Current Aaron’s Shareholders; (ii) whether the Judgment should be entered dismissing the Action with prejudice as against Plaintiff, releasing the Released Claims, and enjoining prosecution of any and all Released Claims; (iii) the approval of the Fee Award as provided for herein; (iv) any objections to the Settlement; and (v) such other relief as the Court may deem necessary and appropriate;
b.    directing that the Summary Notice be published once in Investor’s Business Daily, that the Notice be posted on Aaron’s website, and that the Notice, along with a copy of the Stipulation, be filed with the United States Securities and Exchange Commission as exhibits to a Current Report on Form 8-K, and that such Notice procedures be implemented within five (5) business days of the entry of the Preliminary Order; and
c.    providing that publication and filing of the Notices substantially in the manner set forth in the Preliminary Order constitutes adequate notice to Current Aaron’s Shareholders pursuant to O.C.G.A. §14-2-745 and other applicable law.
26.    Aaron’s shall bear all costs incurred in connection with the publication and filing of the Notices.

ORDER AND FINAL JUDGMENT AND DISMISSAL OF THE ACTION

27.    If the Settlement is approved by the Court, Plaintiff will promptly request that the Court enter an Order and Final Judgment, substantially in the form attached hereto as Exhibit D (the “Judgment”), which, among other things, dismisses the Action with prejudice and, upon the Effective Date, permanently enjoins Plaintiff, Aaron’s, and any past or present Aaron’s shareholders from asserting against any of the Released Persons any Released Claims.

CONDITIONS OF SETTLEMENT, EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION

28.    The Effective Date of the Settlement shall be the date upon which all of the following have occurred: (a) the Court has entered the Preliminary Order; (b) the Court has entered the Judgment; (c) the Judgment has become Final, as defined in Paragraph 29 below; (d) the Settlement, including, without limitation, the corporate governance provisions set forth in Exhibit A, has been approved and adopted by the Board; (e) Aaron’s or its carrier has paid the Fee Award to Plaintiff’s Counsel pursuant to Paragraphs 31-36; and (f) the Action has been dismissed. If any of these conditions are not met, then the Stipulation shall terminate subject to Paragraph 30 unless the Settling Parties mutually agree in writing to proceed with the Settlement.
29.     Subject to Paragraph 36 below, the Judgment shall be “Final” upon the later of: (a) the date of final affirmance on an appeal of the Judgment, the expiration of the time for a petition for or a denial of such writ of review of the Judgment or, if such writ is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (b) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on writ of review to review the Judgment; or (c) if no appeal is filed, the expiration date for filing of any appeal from the Court’s Judgment.
30.    If the Effective Date does not occur, then the Settling Parties shall be restored to their respective positions in the Action as of August 5, 2014. In such event, the terms and provisions of the Stipulation, with the exception of Paragraphs 34, 41-42, 44 and 48 herein, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceeding for any purpose, and any judgment or order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated nunc pro tunc.

PLAINTIFF’S COUNSEL’S AGREED-TO FEE AWARD

31.    In recognition of the substantial benefits conferred upon Aaron’s and Current Aaron’s Shareholders as a result of the issuance of the Demand and the initiation, prosecution, and Settlement of the Action, Aaron’s, through its Board exercising its independent business judgment, shall, subject to the Court’s approval, pay or cause to be paid Plaintiff’s Counsel an agreed-to Fee Award in the total amount of $200,000.00. The Parties agree that this Fee Award is fair and reasonable in light of the substantial benefits conferred upon Aaron’s and Current Aaron’s Shareholders as a result of this Settlement.
32.    The Fee Award shall be transferred to Holzer & Holzer LLC within fifteen (15) business days after entry of the Preliminary Order, and shall be immediately releasable to Plaintiff’s Counsel upon entry of the Judgment. Notwithstanding the foregoing, the amount of the Fee Award is subject to the review and approval of the Court as set forth in Paragraph 25(a).
33.    Payment of the Fee Award in the amount approved by the Court shall constitute final and complete payment for Plaintiff’s Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the issuance of the Demand, the filing and prosecution of the Action, and the resolution of the claims alleged therein. Defendants shall have no obligation to make any payment other than as provided herein to any Plaintiff’s Counsel.
34.    The Order and Final Judgment shall include a provision setting forth that Plaintiff’s Counsel shall have an obligation to repay (within fifteen (15) business days) the amount of the Fee Award, or part thereof, paid by Aaron’s and/or its successor(s) or insurer

(s) as a result of any failure to obtain final approval, final judgment, approval of the full amount of the Fee Award, or upon any appeal and/or further proceedings on remand, or successful collateral attack, which results in the Judgment or Fee Award being overturned or substantially modified (“Repayment”).
35.    Except as otherwise provided herein, each of the Parties shall bear his, her, or its own costs.
36.    The approval of the full Fee Award shall not impact this Stipulation or the Settlement contemplated hereby or affect or delay the finality of the Judgment. Similarly, any appeal from the Judgment solely relating to the Fee Award (whether approved in whole or in part) shall not modify, terminate, or cancel this Stipulation or the Settlement contemplated hereby or affect or delay the finality of the Judgment.

MISCELLANEOUS PROVISIONS

37.    Each of the individuals executing the Stipulation on behalf of one or more of the Settling Parties warrants and represents that he or she has been duly authorized and empowered to execute this Stipulation on behalf of such party, and that it shall be binding on such party in accordance with its terms.
38.     Each Defendant specifically disclaims any liability whatsoever relating to any of the Released Claims, expressly denies having engaged in, or threatened to engage in, any wrongful or illegal activity or having failed to act in any matter required by law or rule, or having violated, or threatened to violate, any law or regulation or duty, expressly denies that any person or entity has suffered any harm or damages as a result of such Defendant’s involvement with the Released Claims (or the events at issue therein), and such

Defendant is making this Settlement (without conceding any infirmity in such Defendant’s defenses against the settled claims) solely to avoid the distraction, burden, and expense occasioned by litigation. Each Defendant believes such Defendant acted, at all times, in the best interest of the Company and its shareholders. The Court has made no findings that any Defendant has engaged in any wrongdoing or wrongful conduct or otherwise acted improperly or in violation of any law or regulation or duty in any respect.
39.    The Settling Parties agree that the terms of the Settlement were negotiated in good faith by the Settling Parties, and reflect a Settlement that was reached voluntarily after consultation with competent legal counsel. The Settling Parties request that the Judgment contain a finding that during the course of the Action, the Settling Parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar rules of professional conduct. The Settling Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Action were brought or defended in bad faith or without a reasonable basis.
40.     The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
41.     With the exception of the Notices to be provided pursuant to Paragraph 25(b), neither Defendants, Defendants’ Counsel, Plaintiff, or Plaintiff’s Counsel will issue any press release regarding the Settlement inconsistent with terms of the Stipulation or make any other public statements inconsistent with terms of the Stipulation.
42.     The provisions contained in this Stipulation, all negotiations, statements, and proceedings in connection therewith, and any act performed or document executed pursuant to or in furtherance of the Stipulation are not, will not be argued to be, and will not be deemed to be an admission of, or evidence of, the validity of any Released Claims, or of any wrongdoing or liability of the Defendants and/or the Released Persons and will not be deemed to be or used as an admission of, or evidence of, any fault or omission of any of the Defendants and/or the Released Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. Defendants and the Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
43.     The Settling Parties (a) intend to consummate this Stipulation and the Settlement; (b) will use their reasonable best efforts from the date hereof to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to consummate and make effective the Stipulation (including, but not limited to, using their best efforts to resolve any objections raised to the Settlement); and (c) shall cooperate with one another in seeking the Court’s approval of this Stipulation and the Settlement and to use their best efforts to obtain Court approval of the Settlement and the dismissal of the Action with prejudice as to all Released Claims and without costs to any party (other than as set forth herein).
44.     This Stipulation may not be amended, in whole or in part, except by an instrument in writing signed by all parties to the Stipulation or their respective successors-in-interest.

45.     This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous oral or written agreements, understanding, or representations. No representations, warranties, or inducements have been made to any party concerning the Stipulation other than expressly set forth herein. All of the Exhibits to the Stipulation are incorporated herein by reference as if set forth herein verbatim, and the terms of all Exhibits are expressly made part of this Stipulation.
46.     Plaintiff’s Counsel are expressly authorized by Plaintiff to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and are expressly authorized to enter into any modifications or amendments to the Stipulation as they deem appropriate. The Stipulation may be executed in one or more counterparts. Each executed counterpart shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.
47.     The Settling Parties agree that the Release and Fee Award provisions of this Stipulation found at Paragraphs 22-24 and 31-36, respectively, will run to their respective successors-in-interest, and they further agree that any planned, proposed or actual sale, merger or change-in-control of Aaron’s shall not void these provisions, and that in the event of a planned, proposed or actual sale, merger or change-in-control of Aaron’s they will continue to seek final approval of this Stipulation expeditiously. The Settling Parties also agree that Aaron’s has already received adequate consideration for payment of the Fee Award.
48.    This Stipulation shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Georgia, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Georgia without regard to choice of law principles. Any action relating to this Stipulation or the Settlement will be filed exclusively in the Court, and the Court retains jurisdiction over this matter.
IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of the 5th day of August, 2014.

/s/ Corey D. Holzer HOLZER & HOLZER , LLC Corey D. Holzer Marshall P. Dees 1200 Ashwood Parkway, Suite 410 Atlanta, GA 30338 Telephone: 770/392-0090 770/392-0029 (fax) Counsel for Plaintiff

/s/ John L. Latham
John L. Latham.
Brandon R. Williams
Elizabeth Gingold Greenman
ALSTON & BIRD LLP
1201 West Peachtree Street
Atlanta, GA 30309-3424
Telephone: 404/881-7000
404/881-7777 (fax)

Counsel for Defendants Aaron’s, Ronald W. Allen, Gilbert L. Danielson, Ray M. Robinson, Kathy T. Betty, Leo Benatar, John B. Schuerholz, Cynthia N. Day, Hubert L. Harris, Jr. and David L. Kolb

EXHIBIT A

1) Directors Will Adhere to The 2014 Institutional Shareholder Services (ISS) U.S. Proxy Voting Summary Guidelines on Director Overboarding. To wit, a member of Aaron’s Board shall not: 1) sit on the board of more than six public companies at the same time; or 2) serve as chief executive officer of another company while sitting on the board of more than two public companies besides their own (the “Limitations”). No individual shall be nominated to serve on the Board unless the nominee complies with the Limitations. Each member of the Board shall annually confirm to the Company’s Nominating and Corporate Governance Committee that he or she complies with the Limitations. If, at any time, a member of the Board learns that he or she fails to comply with the Limitations, that director shall promptly notify the members of the Company’s Nominating and Corporate Governance Committee and the Company shall use reasonable efforts to seek compliance with the Limitations.
2) Heightened Director Independence. The Board shall amend the Company’s Corporate Governance Guidelines (and such other documents as may be necessary) to require that not less than 75 percent of its members be and remain “independent” for Board service as defined by existing New York Stock Exchange Rules; and
3) Compliance Reporting. The Audit Committee of the Board shall continue to discuss and consider issues relating to the Company’s compliance with legal and regulatory obligations at its regularly scheduled Audit Committee meetings. The discussion will include focus on the Board’s oversight of the Company’s compliance with the legal and regulatory mandates of the rent-to-own industry in which Aaron’s operates, as well as other applicable consumer protection laws. The Company’s general counsel or other appropriate designated representative will be present during these discussions and participate as warranted. The requirements of this provision shall be in addition to any reporting obligations that may otherwise be applicable to the general counsel, the Board or any committee thereof.